Exhibit 22
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Subsidiaries of Registrant                                       State of Organization
--------------------------                                       ---------------------
Triangle/Oaks Limited Partnership                                            MA
Sheridan Square Associates of Lawton                                         OK
Apple Creek Associates of Denton, Ltd                                        TX
Woodridge, Ltd                                                               CA
Players Club at Fort Myers, Ltd                                              CA
Suntree at Fort Myers, Ltd                                                   CA
The Harbours Associates                                                      VA
Brookwood Apartments L.P.                                                    KS
Westwind II Associates                                                       VA
Suncreek-268, Ltd                                                            OR
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